Exhibit 32.2
CERTIFICATION OF CFO
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Global Industries, Ltd. (“Global”) on Form10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2008 (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350 as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge based upon a review of the Report, that:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Global as of the dates and for periods presented as required by such Report.

/s/ PETER S. ATKINSON
Peter S. Atkinson
President and Chief Financial Officer February 22, 2008

This certification is provided pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Global or the certifying officer for purposes of § 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by § 906 has been provided to Global and will be retained by it and furnished to the SEC or its staff upon request.